UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2014 (September 4, 2014)

LINN ENERGY, LLC

(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 4, 2014, Linn Energy, LLC (the “Company”), Linn Energy Finance Corp. (together with the Company, the “Issuers”) and certain of the Company’s material subsidiaries (the “Subsidiary Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., as representative of a group of underwriters (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of $450,000,000 in aggregate principal amount of the Issuers’ 6.500% Senior Notes due 2019 (the “2019 Notes”) and $650,000,000 in aggregate principal amount of the Issuers’ 6.500% Senior Notes due 2021 (the “2021 Notes”). The 2019 Notes and the 2021 Notes are collectively referred to as the “Notes.”

The Offering closed on September 9, 2014. Net proceeds from the Offering, exclusive of underwriters’ discounts and offering expenses payable by the Issuers and excluding accrued interest from May 15, 2014 to be paid by the purchasers of the 2019 Notes, will be used to repay all indebtedness outstanding under the Company’s outstanding bridge loan credit facility and repay a portion of the indebtedness outstanding under the revolving portion of the Company’s sixth amended and restated credit facility.

The Notes were issued pursuant to the Underwriting Agreement and are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-184647) filed on September 4, 2014, which was automatically declared effective by the Securities and Exchange Commission upon filing, as amended.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties and customary conditions to closing, indemnification and contribution provisions under which the Issuers and the Subsidiary Guarantors, on one hand, and the Underwriters, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, other obligations of the parties and termination provisions.

The description set forth above in this Item 1.01 does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is filed with this Current Report on Form 8-K (this “Report”) as Exhibit 1.1 and is incorporated herein by reference.

The information included or incorporated by reference in Item 2.03 of this Report is incorporated by reference into this Item 1.01 of this Report.

Certain of the Underwriters and their respective affiliates have engaged, and may in the future engage in various financial advisory, investment banking and commercial banking services in the ordinary course of their business for which they have received, and expect to receive, customary fees and expense reimbursement. Affiliates of certain of the Underwriters are lenders under the Company’s bridge loan credit facility and sixth amended and restated credit facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

2019 Supplemental Indenture and 2019 Notes

On May 13, 2011, the Issuers, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), entered into an Indenture, dated as of May 13, 2011 (the “2019 Original Indenture”), by and among the Issuers, the subsidiary guarantors party thereto and the Trustee, pursuant to which the Issuers issued $750 million aggregate principal amount of 6.500% senior notes due 2019 in a private placement exempt from the registration requirements under the Securities Act. Subsequently, such notes were exchanged for notes registered under the Securities Act. On September 9, 2014, the Issuers, the Subsidiary Guarantors and the Trustee, entered into a First Supplemental Indenture, dated as of September 9, 2014 (the “2019 Supplemental Indenture”), by and among the Issuers, the subsidiary guarantors party thereto and the Trustee, that supplements the 2019 Original Indenture (as amended and supplemented, the “2019 Notes Indenture”), pursuant to which the Issuers issued the 2019 Notes. The 2019 Notes are additional notes under the 2019 Notes Indenture. The 2019 Notes are general unsecured senior obligations of the Issuers. The 2019 Notes are substantially identical to, and will be treated as a single class of debt securities with, such previously issued 6.500% senior notes due 2019 under the 2019 Notes Indenture.

The 2019 Notes are unconditionally guaranteed jointly and severally on a senior unsecured basis by the Subsidiary Guarantors and certain future subsidiaries of the Company. The 2019 Notes rank equal in right of payment with all existing and future senior indebtedness of the Issuers, and senior in right of payment to any future subordinated indebtedness of the Issuers. The 2019 Notes are effectively junior in right of payment to any secured indebtedness of the Issuers to the extent of the collateral securing such indebtedness, and to any indebtedness and other liabilities of any non-guarantor subsidiaries. The guarantees rank equal in right of payment with all existing and future senior indebtedness of the Subsidiary Guarantors, and senior in right of payment to any future subordinated indebtedness of the Subsidiary Guarantors. The guarantees are effectively junior in right of payment to any secured indebtedness of the Subsidiary Guarantors to the extent of the collateral securing such indebtedness.

Interest and Maturity

The 2019 Notes will mature on May 15, 2019 and interest on the 2019 Notes is payable in cash semi-annually in arrears on each May 15 and November 15, commencing November 15, 2014. Interest will be payable to holders of record on the May 1 and November 1 immediately preceding the related interest payment date, and will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

Prior to May 15, 2015, the Issuers may redeem all or part of the 2019 Notes upon not less than 30 or more than 60 days’ notice, at a redemption price equal to the sum of:

•	the principal amount thereof, plus

•	the Make Whole Premium (as defined in the 2019 Notes Indenture) at the redemption date, plus

•	accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

On and after May 15, 2015, the Issuers may redeem all or a part of the 2019 Notes, upon not less than 30 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the applicable redemption date, on the 2019 Notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

YEAR	PERCENTAGE
2015	103.250%
2016	101.625%
2017 and thereafter	100.000%

Change of Control

If a change of control event occurs, each holder of 2019 Notes may require the Company to repurchase all or a portion of that holder’s 2019 Notes for cash at a price equal to 101% of the aggregate principal amount of the 2019 Notes repurchased, plus any accrued but unpaid interest on the notes repurchased, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the repurchase date).

Certain Covenants

The 2019 Notes Indenture contains covenants that, among other things, limit the Issuers’ ability and the ability of the Company’s restricted subsidiaries to: (i) pay distributions on, purchase or redeem the Company’s units or redeem its subordinated debt; (ii) make investments; (iii) incur or guarantee additional indebtedness or issue certain types of equity securities; (iv) create certain liens; (v) sell assets; (vi) consolidate, merge or transfer all or substantially all of the Issuers’ assets; (vii) enter into agreements that restrict distributions or other payments from the Company’s restricted subsidiaries to the Company; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Events of Default

Upon a continuing event of default, the trustee or the holders of 25% of the principal amount of the 2019 Notes may declare the 2019 Notes immediately due and payable, except that a default resulting from a bankruptcy, insolvency or reorganization with respect to the Issuers, any restricted subsidiary of the Company that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Company, will automatically cause all 2019 Notes to become due and payable. Each of the following constitutes an event of default under the 2019 Notes Indenture:

•	default for 30 days in the payment when due of interest on the 2019 Notes;

•	default in payment when due of the principal of, or premium, if any, on the 2019 Notes;

•	failure by the Company to comply with the covenant relating to consolidations, mergers or transfers of all or substantially all of the Issuers’ assets or failure by the Company to purchase notes when required pursuant to the asset sale or change of control provisions of the 2019 Notes Indenture;

•	failure by the Company for 180 days after notice to comply with its reporting obligations under the 2019 Notes Indenture;

•	failure by the Company for 60 days after notice to comply with any of the other agreements in the 2019 Notes Indenture;

•	default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by the Company or any of its restricted subsidiaries, if such default: (i) is caused by a failure to pay principal, interest or premium on said indebtedness within any applicable grace period; or (ii) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $50.0 million or more, subject to a cure provision;

•	failure by the Company or any of its restricted subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its subsidiary guarantee; and

•	certain events of bankruptcy, insolvency or reorganization described in the 2019 Notes Indenture with respect to the Issuers or any of the Company’s restricted subsidiaries that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Company.

2021 Supplemental Indenture and 2021 Notes

On September 9, 2014, the Issuers, the Subsidiary Guarantors and the Trustee entered into a Senior Indenture, dated as of September 9, 2014 (the “2021 Base Indenture”), by and among the Issuers, the Subsidiary Guarantors and the Trustee, and its related First Supplemental Indenture Relating to 6.500% Senior Notes due 2021, dated as of September 9, 2014 (the “2021 Supplemental Indenture” and as amended and supplemented, the “2021 Notes Indenture”), by and among the Issuers, the Subsidiary Guarantors and the Trustee, pursuant to which the Issuers issued the 2021 Notes. The 2021 Notes are general unsecured senior obligations of the Issuers. The 2021 Notes are unconditionally guaranteed jointly and severally on a senior unsecured basis by the Subsidiary Guarantors and certain future subsidiaries of the Company. The 2021 Notes rank equal in right of payment with all existing and future senior indebtedness of the Issuers, and senior in right of payment to any future subordinated indebtedness of the Issuers. The 2021 Notes are effectively junior in right of payment to any secured indebtedness of the Issuers to the extent of the collateral securing such indebtedness, and to any indebtedness and other liabilities of any non-guarantor subsidiaries. The guarantees rank equal in right of payment with all existing and future senior indebtedness of the Subsidiary Guarantors, and senior in right of payment to any future subordinated indebtedness of the Subsidiary Guarantors. The guarantees are effectively junior in right of payment to any secured indebtedness of the Subsidiary Guarantors to the extent of the collateral securing such indebtedness.

Interest and Maturity

The 2021 Notes will mature on September 15, 2021 and interest on the 2021 Notes is payable in cash semi-annually in arrears on each March 15 and September 15, commencing March 15, 2015. Interest will be payable to holders of record on the March 1 and September 1 immediately preceding the related interest payment date, and will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

At any time prior to September 15, 2017, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of 2021 Notes issued under the 2021 Notes Indenture at a redemption price of 106.500% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), using an amount equal to or less than the net cash proceeds of one or more equity offerings by the Company, provided that:

•	at least 65% of the aggregate principal amount of 2021 Notes issued under the 2021 Notes Indenture remains outstanding immediately after the occurrence of such redemption (excluding 2021 Notes held by the Company and its subsidiaries); and

•	the redemption occurs within 180 days of the date of the closing of such equity offering.

Prior to September 15, 2017, the Issuers may redeem all or part of the 2021 Notes upon not less than 15 or more than 60 days’ notice, at a redemption price equal to the sum of:

•	the principal amount thereof, plus

•	the Make Whole Premium (as defined in the 2021 Notes Indenture) at the redemption date, plus

•	accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

On and after September 15, 2017, the Issuers may redeem all or a part of the 2021 Notes, upon not less than 15 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the applicable redemption date, on the 2021 Notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

YEAR	PERCENTAGE
2017	103.250%
2018	101.625%
2019 and thereafter	100.000%

Change of Control

If a change of control event occurs, each holder of 2021 Notes may require the Company to repurchase all or a portion of that holder’s 2021 Notes for cash at a price equal to 101% of the aggregate principal amount of the 2021 Notes repurchased, plus any accrued but unpaid interest on the notes repurchased, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the repurchase date).

Certain Covenants

The 2021 Notes Indenture contains covenants that, among other things, limit the Issuers’ ability and the ability of the Company’s restricted subsidiaries to: (i) pay distributions on, purchase or redeem the Company’s units or redeem its subordinated debt; (ii) make investments; (iii) incur or guarantee additional indebtedness or issue certain types of equity securities; (iv) create certain liens; (v) sell assets; (vi) consolidate, merge or transfer all or substantially all of the Issuers’ assets; (vii) enter into agreements that restrict distributions or other payments from the Company’s restricted subsidiaries to the Company; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Events of Default

Upon a continuing event of default, the trustee or the holders of 25% of the principal amount of the 2021 Notes may declare the 2021 Notes immediately due and payable, except that a default resulting from a bankruptcy, insolvency or reorganization with respect to the Issuers, any restricted subsidiary of the Company that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Company, will automatically cause all 2021 Notes to become due and payable. Each of the following constitutes an event of default under the 2021 Notes Indenture:

•	default for 30 days in the payment when due of interest on the 2021 Notes;

•	default in payment when due of the principal of, or premium, if any, on the 2021 Notes;

•	failure by the Company to comply with the covenant relating to consolidations, mergers or transfers of all or substantially all of the Issuers’ assets or failure by the Company to purchase notes when required pursuant to the asset sale or change of control provisions of the 2021 Notes Indenture;

•	failure by the Company for 180 days after notice to comply with its reporting obligations under the 2021 Notes Indenture;

•	failure by the Company for 60 days after notice to comply with any of the other agreements in the 2021 Notes Indenture;

•	default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by the Company or any of its restricted subsidiaries, if such default: (i) is caused by a failure to pay principal, interest or premium on said indebtedness within any applicable grace period; or (ii) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $50.0 million or more, subject to a cure provision;

•	failure by the Company or any of its restricted subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its subsidiary guarantee; and

•	certain events of bankruptcy, insolvency or reorganization described in the 2021 Notes Indenture with respect to the Issuers or any of the Company’s restricted subsidiaries that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Company.

The descriptions set forth above in Item 2.03 do not purport to be complete and are qualified in their entirety by the full text of the 2019 Original Indenture, which is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 16, 2011, the 2019 Supplemental Indenture, which is filed as Exhibit 4.1 to this Report, the 2021 Base Indenture, which is filed as Exhibit 4.2 to this Report, and the 2021 Supplemental Indenture, which is filed as Exhibit 4.3 to this Report, and are incorporated herein by reference.

Item 8.01 Other Events.

On September 4, 2014, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated September 4, 2014, among Linn Energy, LLC, Linn Energy Finance Corp., the Subsidiary Guarantors named therein and the representative of the Underwriters named therein.

4.1	First Supplemental Indenture, dated September 9, 2014, among Linn Energy, LLC, Linn Energy Finance Corp., the Subsidiary Guarantors named therein and U. S. Bank National Association, as trustee.

4.2	Senior Indenture, dated September 9, 2014, among Linn Energy, LLC, Linn Energy Finance Corp., the Subsidiary Guarantors named therein and U. S. Bank National Association, as trustee.

4.3	First Supplemental Indenture Relating to 6.500% Senior Notes due 2021, dated September 9, 2014, among Linn Energy, LLC, Linn Energy Finance Corp., the Subsidiary Guarantors named therein and U. S. Bank National Association, as trustee.

5.1	Opinion of Baker Botts L.L.P.

5.2	Opinion of McAfee & Taft A Professional Corporation.

23.1	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

23.2	Consent of McAfee & Taft A Professional Corporation (contained in Exhibit 5.2).

99.1	Press Release of Linn Energy, LLC dated September 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: September 9, 2014	By:	/s/ Candice J. Wells
Candice J. Wells
Vice President, General Counsel and Corporate Secretary